UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2006

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Director Compensation Review

On April 25, 2006, the Nominating and Governance Committee of PNC’s board of directors conducted its annual review of compensation for the board’s non-employee directors. The committee discussed a report prepared by its outside compensation consultant on director compensation practices among PNC’s peer group members and Fortune 500 companies generally. Based in part on that report, the committee voted to increase the annual cash retainer for each director from $40,000 to $45,000, effective the second quarter of 2006.

The committee made no other changes to the annual retainer and meeting fee schedules for non-employee directors. These schedules as so revised are shown below.

Annual Retainer Schedule:

Retainer for each director	$45,000
Committee chair’s retainer, for each committee chaired	$10,000
Additional retainer for chairs of Audit and Risk committees	$10,000
Presiding director’s retainer	$10,000

Meeting Fee Schedule:

Each board meeting, except quarterly telephonic dividend meetings	$1,500
Each quarterly telephonic dividend meeting	$750
For each of the first six meetings held annually by each committee or subcommittee on which the director serves	$1,500
For the seventh and each succeeding meeting held annually by each committee or subcommittee on which the director serves	$2,000

Non-employee directors continue to be eligible to participate in the Directors Deferred Compensation Plan, to receive equity-based grants under the 1992 Director Share Incentive Plan, under the 1997 Long-Term Incentive Award Plan (going forward, under the 2006 Incentive Award Plan), and under the Outside Directors Deferred Stock Unit Plan, and to receive the other director benefits described in our proxy statement for the 2006 annual meeting of shareholders that was held on April 25, 2006.

In each of the last two years, the Nominating and Governance Committee has approved equity-based grants to non-employee directors that combined 1,000 deferred stock units with 2,000 nonqualified stock options. However, after internal deliberation and consideration of the report prepared by its outside compensation consultant, the committee determined to eliminate stock options grants from the equity-based component of non-employee director compensation this year and to grant 1,300 deferred stock units to each non-employee director.

Shareholder Approval of 2006 Incentive Award Plan

On April 25, 2006, PNC’s shareholders approved the adoption of The PNC Financial Services Group, Inc. 2006 Incentive Award Plan at the annual meeting of shareholders held that day. The Plan was adopted by PNC’s board of directors on February 15, 2006, subject to shareholder approval at the annual meeting. Now that shareholder approval has been obtained, the Plan is effective as of February 15, 2006.

The material terms of the Plan are summarized in the definitive proxy statement for PNC’s 2006 annual meeting of shareholders. All of the employees and officers of PNC and its subsidiaries, including all of PNC’s executive officers, are eligible for grants under the Plan. All of the non-employee directors of PNC are also eligible to receive grants under the Plan, including the non-employee directors elected at the 2006 annual meeting.

Grants may be in any of the following forms: (1) incentive stock options; (2) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”); (3) share awards; (4) restricted shares; (5) incentive shares; (6) share units; (7) share appreciation rights (“SARs”); (8) restricted share units; (9) performance units; (10) other share-based awards; and (11) dollar-denominated awards. We refer to awards that are based on the value of PNC’s shares of common stock as “share-denominated awards” and awards that are based on a cash amount, and not by reference to the value of PNC common stock, as “dollar-denominated awards.” Dividend equivalents may be granted in connection with other share-denominated awards (other than options and SARs) or separately. Awards under the Plan may be settled in cash, shares of PNC common stock, or a combination of cash and shares, as provided in the terms of each award agreement.

Grants under the Plan are authorized by the Plan committee, which, for purposes of awards granted to employees, means the Personnel and Compensation Committee of PNC’s board of directors or its delegate and, for purposes of awards granted to non-employee directors, means the Nominating and Governance Committee of PNC’s board of directors, unless otherwise determined by the board. The Plan is managed and interpreted by the committee, while administrative functions will be performed by employees of PNC as approved by the chief executive officer or the chief human resources officer of PNC.

Subject to adjustment in certain circumstances as described below, the Plan initially authorizes up to 40,000,000 shares of PNC common stock for issuance (which includes 23,647,000 shares of common stock transferred to the Plan from PNC’s 1997 Long-Term Incentive Award Plan, which we refer to as the Prior Plan). No more than 10,000,000 of these shares may be issued in respect of awards other than options and SARs. If and to the extent options and SARs granted under the Plan (or granted under the Prior Plan and outstanding on the approval date of the Plan) terminate, expire or are cancelled, forfeited, exchanged or surrendered after the effective date of the Plan without being exercised or if any share awards, share units, dividend equivalents or other share-based awards are forfeited or terminated, or otherwise not paid in full, after the effective date of the Plan (or, in the case of Prior Plan awards, after the approval date of the Plan), the shares subject to such grants will become available again for purposes of the Plan. Any portion of a share-denominated or dollar-denominated award that is payable only in cash pursuant to the terms of the applicable award agreement, and as described in PNC’s Annual Report filed with the SEC on Form 10-K, will be immediately available again for purposes of the Plan.

The Plan provides that the maximum aggregate number of shares of common stock, or its equivalent, that can be the subject of awards made to an individual during any calendar year is 2,000,000 shares, subject to adjustment as described below (the “Individual Limit”). Up to 1,000,000 shares of the Individual Limit may be allocated to share-denominated awards provided that no part of this limit is allocated to share-denominated awards or portions thereof that, by their terms, may only be settled in cash. In addition, up to 1,000,000 shares of the Individual Limit (or the cash equivalent) may be allocated to share-denominated awards or portions thereof that, by their terms, may only be settled in cash or to dollar-denominated awards (with the cash equivalent being determined based on the fair market value of PNC common stock at the time each such award is granted). If the exercise and payment of one award automatically affects the number of shares that may be issued in connection with the exercise or payment of another related award, only the maximum amount that can be issued in connection with both awards in the aggregate will be counted against the number of shares reserved for issuance under the Plan and against the Individual Limit described above.

We refer you to PNC’s definitive proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on March 24, 2006, for additional discussion of the Plan. A copy of the Plan document was included as Exhibit A to the proxy statement, and is incorporated by reference as Exhibit 99.1 to this Report and to this Item 1.01. Our proxy statement can be accessed on the SEC’s website at www.sec.gov or on PNC’s corporate website at www.pnc.com in the “For Investors” section.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 25, 2006, Milton A. Washington retired as a director of PNC. In accordance with The PNC Financial Services Group, Inc. Corporate Governance Guidelines, which provide that any person age 70 or older shall not be nominated for re-election as a director, Mr. Washington was not nominated for election at the annual meeting of shareholders held on that date.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: May 1, 2006	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	The PNC Financial Services Group, Inc. 2006 Incentive Award Plan	Incorporated by reference to Exhibit A to PNC’s definitive Proxy Statement for its 2006 Annual Meeting of Shareholders, filed March 24, 2006.